SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

U.S. XPRESS ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 19, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of U.S. Xpress Enterprises, Inc. to be held at 10:00 a.m., Eastern Daylight Time, May 18, 2004, at the Company’s Corporate Offices at 4080 Jenkins Road, Chattanooga, Tennessee 37421. The matters to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the meeting in person, we urge you to sign, date, and mail the enclosed proxy card promptly in the accompanying postage-prepaid envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

Sincerely,

Patrick E. Quinn
Co-Chairman of the Board of Directors

Max L. Fuller
Co-Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 2004
PROXY STATEMENT
ANNEX

4080 Jenkins Road
Chattanooga, Tennessee 37421

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2004

April 19, 2004

To the Stockholders of U.S. Xpress Enterprises, Inc.:

The Annual Meeting of Stockholders of U.S. Xpress Enterprises, Inc. (the “Company”) will be held at 10:00 a.m., Eastern Daylight Time, May 18, 2004, at the Company’s Corporate Offices at 4080 Jenkins Road, Chattanooga, Tennessee 37421, for the following purposes:

1.	Election of five (5) Directors for the coming year;

2.	Ratification of the appointment of Ernst & Young LLP as independent public accountants for 2004; and

3.	Transaction of such other business that may properly come before the Annual Meeting of Stockholders or any adjournment(s) thereof.

The close of business on March 19, 2004 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment(s) thereof.

Whether or not you plan to attend the meeting, please mark, date, and sign the accompanying proxy and promptly return it in the enclosed envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By Order of the Board of Directors,

Max L. Fuller
Co-Chairman of the Board and Secretary

4080 Jenkins Road
Chattanooga, Tennessee 37421

PROXY STATEMENT

This proxy statement is being mailed to stockholders of U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), on or about April 19, 2004, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held at 10:00 a.m., Eastern Daylight Time, May 18, 2004, at the Company’s Corporate Offices at 4080 Jenkins Road, Chattanooga, Tennessee 37421.

SOLICITATION OF PROXIES

The Company will bear the cost of solicitation of proxies and will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses in sending solicitation material to the beneficial owners of the Company’s shares. In addition to soliciting proxies through the mail, proxies also may be solicited by officers and employees of the Company by telephone or otherwise.

Granting a proxy does not preclude the right of the person giving the proxy to vote in person, and a person may revoke his or her proxy at any time before it has been exercised, by giving written notice to the Secretary of the Company, by delivering a later-dated proxy, or by voting in person at the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s Class A Common Stock, $.01 par value (the “Class A Common Stock”), and Class B Common Stock, $.01 par value (the “Class B Common Stock”), is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

On all matters submitted to a vote of the stockholders at the Annual Meeting or any adjournment(s) thereof, each stockholder of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned and each stockholder of Class B Common Stock will be entitled to two votes for each share of Class B Common Stock owned of record at the close of business on March 19, 2004. The Class A Common Stock and Class B Common Stock vote together as a single class. The affirmative vote of a plurality of the total votes cast by stockholders represented in person or by Proxy at the Annual Meeting is required to elect the Board of Directors’ nominees. The affirmative vote of a majority of the stockholders entitled to vote and represented in person or by Proxy at the Annual Meeting is required to ratify the appointment of the Company’s independent public accountants.

Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted according to the recommendations of the Board of Directors as stated on the proxy. Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered affirmative votes and thus will have no effect on the election of directors by a plurality vote, but will have the same effect as negative votes with respect to the ratification of the appointment of the Company’s independent public accountants.

Management knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy, if they deem it advisable, also may vote such proxy to adjourn the Annual Meeting from time to time.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On March 19, 2004, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding and entitled to vote 11,029,518 shares of Class A Common Stock and 3,040,262 shares of Class B Common Stock. The following table sets forth information regarding beneficial ownership of the Company’s Class A and Class B Common Stock as of March 19, 2004, except as otherwise noted, with respect to (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of either class of common stock, (ii) each director and nominee, (iii) the Co-Chairmen of the Board and the three (3) other most highly compensated executive officers who earned in excess of $100,000 during 2003 and who were serving as executive officers of the Company at year end, and (iv) all directors and executive officers as a group:

	Amount and Nature of
	Beneficial Ownership(1)

Name of Beneficial Owner	Class A		Class B	Percent(2)(3)

Patrick E. Quinn(4)	2,327,855	(5)	1,520,131	27.3
Max L. Fuller(4)	2,656,140	(6)	1,520,131	29.7
Dimensional Fund Advisors, Inc.(7)	650,703		—	4.6
Capital Group International, Inc.(8)	642,860		—	4.6
Ray M. Harlin	156,535		—	*
John W. Murrey, III	400		—	*
Robert J. Sudderth, Jr.	15,412		—	*
James E. Hall	2,400		—	*
E. William Lusk, Jr.	82,136		—	*
Jeffrey S. Wardeberg	28,541		—	*
All Executive Officers, Directors and Nominees as a Group (8 persons)	5,269,419		3,040,262	59.1

*	Less than 1% of the Class A and Class B Common Stock.

(1)	Beneficial ownership includes sole voting power and sole investment power with respect to such shares unless otherwise noted. Share amounts include shares of Class A Common Stock issuable pursuant to stock options that are exercisable within 60 days of March 19, 2004, held by the following individuals: Mr. Fuller — 12,000 shares, Mr. Hall — 2,400 shares, Mr. Harlin — 120,200 shares, Mr. Lusk — 46,600 shares, Mr. Murrey — 400 shares, Mr. Quinn — 12,000 shares, Mr. Sudderth — 6,000 shares, and Mr. Wardeberg — 26,725 shares. Share amounts include shares of Class A Common Stock held in the 401(k) plan accounts of the following individuals: Mr. Fuller — 10,306 shares and Mr. Harlin — 7,228 shares.

(2)	Percentage reflects the aggregate number of shares of both Class A and Class B Common Stock.

(3)	For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, the shares issuable pursuant to presently exercisable stock options held by such beneficial owner are deemed to be outstanding. Such option shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(4)	The principal business address for Messrs. Quinn and Fuller is 4080 Jenkins Road, Chattanooga, Tennessee 37421.

(5)	Does not include 400,000 shares of Class A Common Stock held by the Quinn Family Partnership, as to which shares Mr. Quinn disclaims beneficial ownership.

(6)	Does not include 444,916 shares of Class A Common Stock held by the Fuller Family Partnership, as to which shares Mr. Fuller disclaims beneficial ownership.

(7)	The principal business address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional Fund Advisors, Inc. reports that it has sole voting and investment power with respect to all such shares. The reported information is based upon the Schedule 13G/ A filed by Dimensional Fund Advisors, Inc. on February 6, 2004, in which Dimensional Fund Advisors, Inc. reported the beneficial ownership of 5.97% of the Company’s Class A Common Stock.

(8)	The principal business address of Capital Group International, Inc. is 11100 Santa Monica Boulevard, Los Angeles, CA 90025. Capital Group International, Inc. reports that Capital Guardian Trust Company, a bank for which it is the parent holding company, has sole investment power over all of such shares and sole voting power with respect to 485,260 of such shares. The reported information is based upon the Schedule 13G/ A filed by Capital Group International, Inc. with the Securities and Exchange Commission on February 13, 2004, in which Capital Group International, Inc. reported the beneficial ownership of 5.90% of the Company’s Class A Common Stock.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has been set at five (5) members for 2004. All directors are elected for one-year terms by the Company’s stockholders and hold office until their successors are elected and duly qualified. Executive officers of the Company are appointed annually by the Board of Directors and serve at the Board’s discretion.

If any nominee for election as a director is unable to serve, which the Board of Directors does not anticipate, the persons named in the proxy may vote for another person in accordance with their judgment. The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them, based upon information received from them, are as follows:

NOMINEES FOR DIRECTORSHIPS

Patrick E. Quinn, 57, has served as Co-Chairman of the Board of the Company since 1994 and President and director of the Company since its formation in 1989. Mr. Quinn has served as an officer and director of U.S. Xpress, Inc., a subsidiary of the Company, since 1985.
Max L. Fuller, 51, has served as Co-Chairman of the Board of the Company since 1994 and Vice President, Secretary and director of the Company since its formation in 1989. Mr. Fuller is a director of SunTrust Bank, Chattanooga, N.A. Mr. Fuller has served as an officer and director of U.S. Xpress, Inc., a subsidiary of the Company, since 1985.
Robert J. Sudderth, Jr., 61, served as Chairman and Chief Executive Officer of SunTrust Bank, Chattanooga, N.A. from 1989 until his retirement in 2003. Mr. Sudderth also is a director of SunTrust Service Corporation. In addition, Mr. Sudderth served as a director of The Dixie Group, Inc., a floorcovering company headquartered in Chattanooga, Tennessee, from 1983 to 2003. Mr. Sudderth has been a director of the Company since 1998.
John W. Murrey, III, 61, served as a Senior Member of the law firm of Witt, Gaither & Whitaker, P.C. in Chattanooga, Tennessee until June 30, 2001. He has been a director of The Dixie Group, Inc., a floorcovering company headquartered in Chattanooga, Tennessee, since 1997 and serves on its Audit Committee. Mr. Murrey has been a director of Coca-Cola Bottling Co. Consolidated, a Coca-Cola bottler headquartered in Charlotte, North Carolina, since 1993 and has served on its Audit Committee. Mr. Murrey has been a director of the Company since 2003.
James E. Hall, 62, is a principal in Hall & Associates, LLC, a government relations, transportation, safety, and security consulting firm. Mr. Hall is also “of counsel” to the law firm of Farmer and Luna in Nashville, Tennessee. Mr. Hall currently serves on the National Academy of Engineering Committee on Combating Terrorism and the George Washington University Aviation Institute Advisory Board, and is a director of the Chattanooga Metropolitan Airport Authority. Mr. Hall served as a partner of the law firm of Dillon, Hall & Lungershausen from 2001 through 2002. Previously, Mr. Hall was a member of the National Transportation Safety Board from 1993 to 2001, serving as chairman of the Board from 1994 to 2001. In 1996, Mr. Hall was appointed to the White House Commission on Aviation Safety and Security. Mr. Hall has been a director of the Company since 2001.

DIRECTORS’ MEETINGS

The Board of Directors held four (4) meetings during the year ended December 31, 2003.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee operates pursuant to a written Audit Committee Charter adopted by the Board of Directors, a copy of which is included as an Annex to this proxy statement. The functions of the Audit Committee are to select the independent accountants for the Company; to approve the services to be provided to the Company by its independent accountants and the fees for such services; to meet with the independent accountants of the Company; to review and report upon various matters affecting the independence of the independent accountants (see the Audit Committee Report herein); to review the audit plan for the Company; and to review the annual audit of the Company with the independent accountants, together with any other reports or recommendations made by the independent accountants. The Audit Committee is also to review with the auditors for the Company the adequacy of the Company’s internal controls and to perform such other duties as shall be delegated to the Committee by the Board of Directors. Messrs. Murrey, Sudderth and Hall served as the members of the Audit Committee, with Mr. Murrey serving as Chairman, during 2003.

The Board has determined that John W. Murrey, III is an Audit Committee Financial Expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. For a brief listing of Mr. Murrey’s relevant experience, please refer to Mr. Murrey’s biographical information included under “Nominees For Directorships” above. All of the members of the Audit Committee are “independent directors” as that term is defined by Rule 4200 of the National Association of Securities Dealers, Inc. (“NASD”).

The functions of the Compensation Committee are to recommend to the Board of Directors policies and plans concerning the salaries, bonuses and other compensation of the senior executives of the Company, including reviewing the salaries of the senior executives; to recommend bonuses, stock options, and other forms of additional compensation for them; to establish and review policies regarding management perquisites and to perform such other duties as shall be delegated to the Compensation Committee by the Board of Directors. Messrs. Sudderth, Murrey and Hall served as the members of the Compensation Committee, with Mr. Sudderth serving as Chairman, during 2003.

The Audit Committee met a total of four (4) times and the Compensation Committee did not meet during the year ended December 31, 2003.

The Board of Directors has no standing nominating committee or any committee performing the functions of a nominating committee. The Board believes that, based on the role of the independent directors, as described below, it is not necessary to have a standing nominating committee at this time. Currently, the independent directors of the Board recommend director nominees to the full Board for approval. Only nominees approved by a majority of the independent directors are recommended to the full Board for approval. The entire Board selects nominees for election as director from persons recommended by a majority of the independent directors and considers the performance of directors in determining whether to nominate them for re-election. In selecting nominees for director, the Board does not operate pursuant to a charter; however, the Board has adopted a resolution addressing the nominations process. Each member of the Board is independent, as defined by NASD Rule 4200, except for the Co-Chairmen, Patrick E. Quinn and Max L. Fuller, and except for Ray M. Harlin and Jeffrey S. Wardeberg, neither of whom will serve as directors past the annual meeting.

The independent directors of the Board of Directors may identify and may select director nominees for recommendation to the full Board for approval. In selecting director nominees, the independent directors will consider, among other factors, the existing composition of the Board and the directors’ evaluation of the mix of Board members appropriate for the perceived needs of the Company. The directors believe continuity in leadership and board tenure will maximize the Board’s ability to exercise meaningful board oversight. The independent directors will generally consider as potential candidates those incumbent directors interested in standing for re-election who the directors believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and Committee meetings.

Under their policies, the independent directors also consider the following:

•	at all times, at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with NASD Rule 4200;

•	at all times at least three (3) members of the Board must satisfy the heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert.”

STOCKHOLDER DIRECTOR NOMINEE RECOMMENDATIONS

It is generally the policy of the Board to consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received. To be timely, recommendations must be received in writing at the principal executive offices of the Company at least 120 days prior to the anniversary date of mailing of the Company’s proxy statement for the prior year’s annual meeting. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee’s name and qualifications and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of stock of the Company which are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of its subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary at the Company’s principal offices at 4080 Jenkins Road, Chattanooga, Tennessee 37421.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

All directors are invited and encouraged to attend the annual meeting of shareholders. Of the five (5) incumbent directors, two (2) attended the 2003 annual meeting of shareholders.

DIRECTOR COMPENSATION

Directors who receive no other compensation from the Company receive a $12,500 annual retainer, $1,500 for each Board meeting attended, $1,500 for each committee meeting that is not held in conjunction with a Board of Directors meeting, and $500 for each telephonic meeting of the Board of Directors (or separate telephonic committee meeting). In accordance with the terms of the 2002 Non-Employee Directors Stock Award and Option Plan, with the exception of Mr. Hall and Mr. Murrey, each of the current non-employee directors currently has elected to receive shares of the Company’s Class A Common Stock in lieu of cash compensation for his service on the Board. In addition, each non-employee director is granted options to purchase 1,200 shares of Class A Common Stock on the date he is elected or re-elected. Options are assigned an exercise price equal to the fair market value of the Company’s Class A Common Stock as of the grant date and vest over a three-year period.

CERTAIN TRANSACTIONS

The information set forth herein briefly describes certain transactions between the Company and certain affiliated parties. The Company believes that the terms of these transactions are comparable to the terms that could be obtained from unaffiliated parties.

Messrs. Quinn and Fuller, together with the Quinn Family Partnership and the Fuller Family Partnership, own approximately 45% of Transcommunications, Inc. (“Transcom”). The Company uses Transcom for processing over-the-road fuel purchases, driver advances and driver payroll. The Company paid Transcom a fee of $245,434 for these services in 2003. Transcom also provides communications services to the Company and its drivers. Total payments by the Company to Transcom in the year ended December 31, 2003, for such services was $1,018,678. Transcom also provided certain professional services related to software development for which the Company paid approximately $234,000 during 2003.

On December 17, 2002, Transcom entered into an agreement with Aether Systems, Inc. pursuant to which Transcom and Aether have agreed to work together to develop, promote, sell, and support a trailer tracking system. Under the agreement, Transcom receives both a one time fee based on the volume of certain equipment purchased by the Company and a monthly fee based upon the amount that the Company pays to Aether for service with respect to such equipment. Pursuant to the agreement, Aether paid Transcom $7,108 during 2003 based upon sales of equipment and services to the Company.

Four terminals used by the Company during 2003 are owned by Q&F Realty, LLC, of which Messrs. Quinn and Fuller own 100% of the membership interests. These terminals are leased to the Company at, in management’s opinion, fair market rent. In the aggregate, rental payments to these entities from the Company and its subsidiaries in the year ended December 31, 2003, were $877,951.

Substantially all of Messrs. Quinn and Fuller’s business time is spent on the Company’s business and affairs. In the case of each of the other companies in which Messrs. Quinn and Fuller own an interest, that company has other active, full-time management personnel who operate that company’s business.

Lisa M. Pate, the daughter of Mr. Quinn, is employed by the Company as Vice President and General Counsel.

Brian Quinn, the son of Mr. Quinn, is employed by the Company as Vice President-Marketing Analysis and Sales Administration.

William E. Fuller, the son of Mr. Fuller, is employed as Service Center Manager by the Company.

Stephen C. Fuller, the son of Mr. Fuller, is employed as Vice President General Manager of Xpress Direct, an operating unit of a wholly-owned subsidiary of the Company.

COMPLIANCE WITH REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the Securities and Exchange Commission (“SEC”) thereunder, require the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and transaction reports covering any changes in such ownership with the SEC and NASD. Executive officers, directors and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for such persons, the Company believes that, during fiscal year 2003, its executive officers, directors, and owners of more than 10% of the Company’s Common Stock complied with all such applicable filing requirements, except for one Form 4 Statement of Changes in Beneficial Ownership inadvertently filed late by Max L. Fuller with respect to eight transactions and one Form 4 Statement of Changes in Beneficial Ownership inadvertently filed late by E. William Lusk, Jr. with respect to two transactions.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth information concerning compensation paid or accrued to the Co-Chairmen of the Board and the three other most highly compensated executive officers of the Company for the twelve months ended December 31, 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation

	Annual
	Compensation(1)			Awards		Payouts

					Securities
				Restricted	Underlying
				Stock	Options/	LTIP	All Other
Name and	Period	Salary	Bonus	Awards	SARs	Payouts	Compensation
Principal Position	Ending	($)	($)	($)	(#)	($)	($)(2)

Patrick E. Quinn	12/31/03	500,000	—	—	—	—	10,417
Co-Chairman, President	12/31/02	500,000	—	—	30,000	—	8,576
And Treasurer	12/31/01	500,000	—	—	—	—	7,310

Max L. Fuller	12/31/03	500,000	—	—	—	—	17,776
Co-Chairman, Vice	12/31/02	500,000	—	—	30,000	—	13,067
President	12/31/01	500,000	—	—	—	—	9,068
And Secretary

Ray M. Harlin	12/31/03	260,000	—	—	—	—	6,000
Executive Vice President —	12/31/02	260,000	—	—	18,000	—	5,500
Finance and Chief	12/31/01	260,000	—	—	—	—	5,250
Financial Officer

E. William Lusk, Jr.	12/31/03	222,119	—	—	—	—	6,000
President—Xpress Global	12/31/02	210,000	—	—	9,000	—	5,500
Systems, Inc.	12/31/01	214,038	—	—	—	—	5,170

Jeffrey S. Wardeberg
Executive Vice President —	12/31/03	225,000	—	—	—	—	2,120
Operations and Chief	12/31/02	170,000	—	—	9,000	—	4,265
Operating Officer	12/31/01	169,038	—	—	7,500	—	5,250

(1)	No named executive officer received perquisites or other personal benefits in an amount exceeding the lesser of $50,000 or 10% of such officer’s salary and bonus for periods presented.

(2)	Amounts in the twelve-month period ended 12/31/03 represent the Company’s contribution to the 401(K) Plan of $2,500, $5,000, $6,000, $2,120, and $6,000 for each of Messrs. Quinn, Fuller, Harlin, Wardeberg, and Lusk, respectively, and life insurance premiums of $7,917 and $12,776 paid by the Company for Messrs. Quinn and Fuller, respectively. Amounts in the twelve-month period ended 12/31/02 represent the Company’s contributions to the 401(k) Plan of $2,500, $4,327, $5,500, $4,265, and $5,500 for each of Messrs. Quinn, Fuller, Harlin, Wardeberg, and Lusk, respectively, and life insurance premiums of $6,076 and $8,740 paid by the Company for Messrs. Quinn and Fuller, respectively. Amounts in the twelve-month period ended 12/31/01 represent the Company’s contributions to the 401(k) Plan of $2,500, $2,500, $5,250, $5,250 and $5,170 for each of Messrs. Quinn, Fuller, Harlin, Wardeberg and Lusk, respectively, and life insurance premiums of $4,810 and $6,568 paid by the Company for Messrs. Quinn and Fuller, respectively. The Company participates in a second-to-die split-dollar life insurance policy arrangement with the Co-Chairmen. Pursuant to the arrangement, the Company is the owner of certain life insurance policies on the lives of the Co-Chairmen and their spouses. The Company pays the premiums on such policies and will be reimbursed for the payment of such premiums from the proceeds of the policies. The portion of the life insurance premiums treated as compensation to the Co-Chairmen is reflected in the “All Other Compensation” column of the Summary Compensation Table as disclosed above. During 2003, the Company paid aggregate life insurance premiums of $226,954.85 and $95,552.58 for Messrs. Quinn and Fuller, respectively. The insurance coverage under such policies is $30 million for each of the Co-Chairmen.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the named executives concerning the exercise of options during the twelve months ended December 31, 2003, and unexercised options held as of December 31, 2003:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Shares
	Acquired		Number of Securities Underlying	Value of Unexercised
	On	Value	Unexercised Options	In-the-Money Options
	Exercise	Realized	At 12/31/03(#)	at 12/31/03($)(2)
	(#)	($)(1)	Exercisable / Unexercisable	Exercisable / Unexercisable

Patrick E. Quinn	—	—	6,000 / 24,000	4,500 / 18,000
Max L. Fuller	—	—	6,000 / 24,000	4,500 / 18,000
Ray M. Harlin	—	—	110,350 / 40,650	236,138 / 130,488
E. William Lusk, Jr.	37,021	316,833	41,050 / 10,950	119,788 / 26,963
Jeffrey S. Wardeberg	—	—	20,550 / 13,450	64,631 / 39,931

(1)	The value realized upon the exercise of options in the fiscal year ended December 31, 2003, was computed using (i) the closing price of the Company’s Common Stock of $12.89 as reported on the Nasdaq National Market at July 31, 2003, with respect to the acquisition of 3,000 shares, (ii) the closing price of the Company’s Common Stock of $12.82 as reported on the Nasdaq National Market at August 12, 2003, with respect to the acquisition of 7,000 shares, and (iii) the closing price of the Company’s Common Stock of $13.44 as reported on the Nasdaq National Market at November 14, 2003, with respect to the acquisition of 27,021 shares.

(2)	The value of unexercised in-the-money options was computed using the closing price of the Company’s Common Stock of $12.25 as reported on the Nasdaq National Market at December 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as to the Company’s equity compensation plans as of the end of the Company’s 2003 fiscal year:

(c)
Number of securities
	(a)	(b)	remaining available for
	Number of securities	Weighted-average	future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of the	outstanding	plans (excluding
	outstanding options,	options, warrants	securities reflected in
Plan Category	warrants and rights	and rights	column (a))

Equity Compensation Plans approved by security holders	688,109	$14.93	790,429
Equity Compensation Plans not approved by security holders(1)	N/A	N/A	N/A

(1)	The Company does not have any equity compensation plans not approved by its stockholders.

SALARY CONTINUATION AGREEMENT

Messrs. Quinn and Fuller have each entered into an agreement with the Company pursuant to which the Company is obligated, in the event of either of their deaths, to continue paying 50% of their current salary for a period of six months and, in the event of either of their disabilities, to continue paying their current salary in full for a period of twelve months and 50% of their current salary for an additional twelve months thereafter. The agreements also provide that Messrs. Quinn and Fuller will receive payments on account of personal guarantees of Company indebtedness if either of them or their estates personally guarantees any Company indebtedness.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors is responsible for establishing and recommending to the Board of Directors the Company’s general compensation policies. The Compensation Committee also administers the Company’s incentive stock plans and Xpre$$avings 401(k) Plan. During 2003, the Compensation Committee was composed of three members, each of whom is an independent, non-employee director. The Compensation Committee seeks to provide fixed and incentive compensation of the Company’s executive officers that reflects each individual’s performance and the Company’s overall performance. Fixed compensation is designed to attract, motivate and retain executives committed to maximizing return to stockholders and be competitive with the compensation levels of executives holding comparable positions and having similar qualifications in comparable transportation companies and in companies of similar size. Incentive compensation is designed to provide rewards that are closely linked to the Company’s and individual’s performance and to align the interests of the Company’s employees with those of its stockholders. Incentive compensation is provided through the Company’s incentive compensation plan, incentive stock plans, employee stock purchase plan and through existing stock options held by certain executive officers.

During the twelve months ended December 31, 2003, the fixed compensation levels of the Co-Chairmen were reviewed by the Committee, and no increase was recommended. The Committee seeks to maintain strong incentives for the Co-Chairmen to maximize financial performance. As holders of approximately 57% of the Company’s common stock, Messrs. Quinn and Fuller have substantial incentives to maximize value to stockholders of the Company.

Submitted by the Compensation Committee of the Company’s Board of Directors,

Robert J. Sudderth, Jr., Chairman

John W. Murrey, III, Member
James E. Hall, Member

Compensation Committee Interlocks and Insider Participation

Mr. Fuller, Co-Chairman of the Board and Vice President of the Company, is a director of SunTrust Bank, Chattanooga, N.A. Robert J. Sudderth, Jr., a director of the Company, was Chairman and Chief Executive Officer of SunTrust Bank, Chattanooga, N.A., until his retirement in 2003.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

During 2003, the Audit Committee of the Board of Directors was composed of three members, each of whom is an independent, non-employee director. The Audit Committee operates under a Written Charter adopted by the Board of Directors.

The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2003 (“Audited Financial Statements”). In addition, we have discussed with Ernst & Young LLP, the independent auditing firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61 (“SAS 61”).

The Committee also has received the written report, disclosure and the letter from Ernst & Young, LLP required by Independence Standards Board (“ISB”) Statement No. 1, and we have reviewed, evaluated, and discussed with Ernst & Young, LLP, its written report and its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

Based on the foregoing review and discussions and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report for the year ended December 31, 2003 on Form 10-K, to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors,

John W. Murrey, III, Chairman

Robert J. Sudderth, Jr., Member
James E. Hall, Member

COMPANY PERFORMANCE

The following graph shows a comparison of cumulative total returns to stockholders of the Company, assuming reinvestment of dividends, for the period commencing on December 31, 1998, including the last trading day of each succeeding quarter, and ending on the last trading day of 2003, with the return from: (i) the NASDAQ U.S. Index and (ii) an Index for NASDAQ stocks in the Trucking and Transportation Standard Industrial Classification.

Cumulative Value of $100

Based on 5 Year Quarterly Compounded Returns

	US	NASDAQ	NASDAQ
	EXPRESS	U.S.	TRANSPORTATION

Dec-98	100.00	100.00	100.00
Mar-99	77.47	112.12	98.75
Jun-99	71.27	122.53	119.41
Sep-99	38.73	125.53	96.79
Dec-99	49.13	185.43	95.31
Mar-00	58.73	208.33	109.60
Jun-00	53.73	181.14	91.03
Sep-00	42.07	167.02	83.66
Dec-00	37.07	111.83	86.63
Mar-01	40.80	83.46	84.06
Jun-01	47.00	98.42	102.13
Sep-01	36.33	68.29	79.09
Dec-01	60.40	88.76	102.44
Mar-02	80.67	84.11	116.52
Jun-02	87.40	67.04	114.71
Sep-02	65.20	53.79	90.34
Dec-02	58.40	61.37	104.33
Mar-03	51.47	61.74	102.97
Jun-03	70.93	74.44	126.94
Sep-03	91.33	81.95	138.65
Dec-03	81.67	91.75	149.43

PROPOSAL 2:     RATIFICATION OF APPOINTMENT OF AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent public accountants, to serve as the Company’s auditors for the year ending December 31, 2004. Although stockholder ratification is not required by the Company’s articles of incorporation or by-laws, or under applicable law, the Board of Directors requests stockholder ratification.

A representative of Ernst & Young LLP will be present at the Annual Meeting and will be given an opportunity to make a statement, if he desires, and to respond to appropriate questions.

On May 17, 2002, the Board of Directors, upon recommendation of its Audit Committee, made a determination not to engage Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent public accountants and engaged Ernst & Young LLP to serve as the Company’s independent public accountants for the fiscal year 2002.

Arthur Andersen’s report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

During the interim period between December 31, 2001 and May 17, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s consolidated financial statements for such periods. Additionally, during such periods there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 to the Company’s Current Report on Form 8-K dated May 23, 2002, is a copy of Arthur Andersen’s letter, dated May 17, 2002, stating its agreement with such statements.

During the fiscal year ended December 31, 2001, and through May 23, 2002, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The following table sets forth the fees paid to the Company’s independent public accountants for services provided during fiscal years 2003 and 2002:

	2003	2002

	Ernst & Young,	Ernst & Young,	Arthur Andersen,
	LLP	LLP	LLP

Audit Fees(1)	$203,363	$146,200	$8,000
Audit-Related Fees(2)	58,500	44,375	—
Tax Fees(3)	55,136	30,175	—
All Other Fees(4)	2,910	2,500	—

Total	$319,909	$223,250	$8,000

(1)	Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements and Registration Statements on Form S-8.

(2)	Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor.

(3)	Represents fees for tax compliance, tax advice and tax planning.

(4)	Represents fees for a subscription to a technical service.

All annual fees related to the annual audit and quarterly reviews and all fees related to annual federal and state tax reviews are approved in advance by the Audit Committee. In addition, the Audit Committee has pre-approved up to $50,000 of fees related to accounting consultation, and has pre-approved up to $50,000 of fees related to tax consulting. A summary report of such fees is reviewed by the Audit Committee on a quarterly basis. The Chairman of the Audit Committee also has the power to approve any auditor fees in addition to the fees set forth above, up to an aggregate of $50,000. Any auditor fees above the foregoing amounts must be approved by the Audit Committee. None of the fiscal 2003 or fiscal 2002 fees were approved by the Audit Committee pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C).

The Audit Committee has determined that the provision of all non-audit services rendered to the Company by its principal accountant is compatible with maintaining such principal accountant’s independence.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2005 Annual Meeting must be received by the Company not later than December 20, 2004, for inclusion in its Proxy Statement and form of proxy relating to that meeting. Any such proposals, as well as any questions relating thereto, should be directed to Max L. Fuller, Secretary, U.S. Xpress Enterprises, Inc., 4080 Jenkins Road, Chattanooga, Tennessee 37421. A stockholder who intends to present a proposal at the 2005 Annual Meeting, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Company with notice of such intention by at least March 5, 2005, or management of the Company will have discretionary voting authority at the 2005 Annual Meeting with respect to any such proposal without discussion of the matter in the Company’s proxy materials. Proposals of stockholders must comply with the rules and regulations of the Securities and Exchange Commission.

A copy of the U.S. Xpress Enterprises, Inc. annual report on Form 10-K for the year ended December 31, 2003, is being mailed to stockholders with this Notice and Proxy Statement. The Company hereby undertakes to provide to any recipient of this Proxy Statement, upon his or her request and payment of a fee of $0.25 per page to reimburse the Company for its expenses in connection therewith, a copy of any of the exhibits to the annual report on Form 10-K. Requests for such copies should be directed to the Company at its principal executive offices, 4080 Jenkins Road, Chattanooga, Tennessee 37421, Telephone: (423) 510-3000, Attention: Corporate Secretary.

April 19, 2004

ANNEX

U.S. Xpress Enterprises, Inc.

Audit Committee Charter

Statement of Policy

The audit committee shall provide assistance to the Board of Directors in fulfilling its responsibility with respect to the Company’s financial statements and the financial reporting process, the system of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and compliance with legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, the independent auditors, and management of the Company. The committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Committee Membership

The audit committee shall consist of at least three independent members of the board of directors. Independent members of the board are non-officer or associate members who meet all of the requirements for “independence” set forth in Section 10A(m) of the Securities Exchange Act of 1934 (as added by the Sarbanes-Oxley Act of 2002 (the “Act”) or as thereafter amended) and in any rules of the Securities and Exchange Commission (“SEC”) promulgated thereunder. Additionally, such members must be free of any relationship with the Company that the board believes may interfere with the exercise of independent judgment. In addition to and not in limitation of the foregoing, the following persons shall not be considered independent:

(a) A director who is employed by the company or any of its affiliates for the current year or in any of the past three years;

(b) A director who accepts any consulting, advisory, or other compensatory fee, or any other fee whatsoever, from the Company or any of its affiliates during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan or non-discriminatory compensation plan;

(c) A director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person’s home;

(d) A director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the Company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

(e) A director who is employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee.

Committee members should have:

(1) Knowledge of the primary industries in which the Company operates;

(2) The ability to read and understand fundamental financial statements, including the balance sheet, income statement, statements of cash flow and key performance indicators; and

(3) The ability to understand key business and financial risks and related controls and control processes.

Committee appointments, including that of the chairman shall be approved by the full board. At least one member of the committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. To the extent required by Section 407 of the Act and subject to the ability of the Company to obtain a qualified board member, at least one committee member shall be a “financial expert” within the definition of Section 407 of the Act and the rules and regulations of the SEC promulgated thereunder.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of its activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee should strive to foster an overall corporate tone that facilitates quality financial reporting, sound business risk practices and ethical behavior.

Specific Responsibilities

The audit committee shall carry out the following responsibilities:

(1) It shall have the ultimate authority and responsibility to review and select, evaluate and replace the independent auditors to be employed by the Company and its subsidiaries. It shall be responsible for ensuring the independence of the independent auditors. It shall be responsible for negotiating and establishing the compensation to be paid to the independent auditors and for resolving any disagreements between the Company’s management and the auditors regarding the Company’s financial reporting.

(2) It shall meet with and review with the independent auditors, internal auditors and management, as appropriate, all of the following matters:

(a) The overall scope and plans for the audit including the staffing and cost thereof. The committee shall obtain a written statement describing all relationships between the independent auditors and the Company as required by generally accepted auditing standards, which statement shall disclose any relationships or services performed that may impact the objectivity and independence of the auditor.

(b) The adequacy and effectiveness of the accounting and financial controls of the Company, including the Company’s critical accounting policies and any related material estimates used in the preparation of the financial statements, as well as its systems for financial reporting and for monitoring and managing business risks, and legal and ethical compliance programs.

(c) Any recommendations for improvement of such policies, controls or procedures, or other areas where new or more detailed policies, controls or procedures are desirable.

(d) A report on adherence to the Company’s Code of Business Conduct, and any recommendations for amendments to the Code of Business Conduct.

(e) The annual financial statements included in the Company’s Annual Report on Form 10-K and report of the independent auditors thereon, any significant changes or audit adjustments required by the independent auditors, any disputes or disagreements with management that occurred during the course of the audit, any restrictions on or changes in the scope of the audit or access to information requested in connection therewith, any difficulties encountered in performing the audit, and any other matters related to the audit brought to the attention of the Committee.

(f) The quarterly financial statements included in the Company’s Quarterly Report on Form 10-Q and review thereof by the independent auditors.

(g) The consistency of the Company’s accounting policies and their application, the reasonableness of significant estimates, judgments and uncertainties reflected in the financial statements, the overall clarity, completeness and quality thereof changes to significant accounting policies and methods, the selection of new accounting policies and any unusual items in the financial statements.

(h) Any evaluations or comments with respect to the Company’s financial, accounting, and auditing personnel, and the degree of cooperation that the independent auditors received during the course of the audit.

(3) It shall review and reassess the adequacy of this Charter annually.

(4) It shall provide a report in the Company’s annual proxy statement stating that it has reviewed and discussed the audited financial statements with management, discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, received from and discussed with the independent auditors disclosures regarding the independence of the auditors required by Independent Standards Board Standard No. 1, and whether it recommended to the board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

(5) It shall review and approve all non-audit services permitted to be performed by the independent auditors, and, if approved, provide appropriate disclosures of such non-audit services.

(6) It shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding any public disclosure, accounting, internal controls or auditing matters and (b) the confidential, anonymous submission by Company employees of concerns regarding any of such matters.

(7) If necessary it shall retain independent professional advice or independent counsel on any matter within the scope of its duties, with the fees and expenses of any such independent counsel or advisors to be paid by the Company.

4080 Jenkins Road
Chattanooga, Tennessee 37421

U.S. XPRESS ENTERPRISES, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   ☒

1.	The election of five Directors for the ensuing year.
	Nominees: Max L. Fuller, James E. Hall, John W. Murrey, III, Patrick E. Quinn, Robert J. Sudderth, Jr.	For All ☐	Withhold All ☐	For All Except ☐

For all nominees except as noted above

2.	Ratification of the appointment of Ernst & Young LLP as independent public accountants for 2004.	For ☐	Against ☐	Abstain ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

You are urged to cast your vote by marking the appropriate boxes. PLEASE NOTE THAT UNLESS A CONTRARY DISPOSITION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Date: __________________

Signature of Shareholder(s)

IMPORTANT: Please sign your name or names exactly as shown hereon and date your proxy in the blank space provided hereon. For joint accounts, each joint owner must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Ù    FOLD AND DETACH HERE     Ù

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS
PROXY USING THE ENCLOSED ENVELOPE.

PROXY	PROXY

U.S. XPRESS ENTERPRISES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of U.S. XPRESS ENTERPRISES, INC. appoints Max L. Fuller and Patrick E. Quinn and each of them as proxies, with full power of substitution, to vote all of the shares of Class A and Class B Common Stock outstanding in the name of the undersigned at the Annual Meeting of Stockholders of U.S. Xpress Enterprises, Inc. to be held at the Company’s Corporate Offices, 4080 Jenkins Road, Chattanooga, Tennessee at 10:00 a.m., Eastern Daylight Time, May 18, 2004, and any adjournment or adjournments thereof, on all matters that may properly come before the Annual Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)